Exhibit 10.27

AMENDMENT NO. 1 TO PURCHASE AGREEMENT

This Amendment No. 1 (the “Amendment”) is entered into this 12th day of March, 2020 (“Amendment Effective Date”), by and between ACHIEVE LIFE SCIENCES, INC., a Delaware corporation (the “Company”), and LINCOLN PARK CAPITAL FUND, LLC, an Illinois limited liability company (the “Investor”), and amends that certain Purchase Agreement, dated as of September 14, 2017, between the Investor and the Company (the “Purchase Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

RECITALS

Whereas, Section 12(e) of the Purchase Agreement provides that the Purchase Agreement may be amended by a written instrument signed by both parties thereto.

WHEREAS, the Company and the Investor desire to amend the terms of the Purchase Agreement as set forth herein;

NOW THEREFORE, the parties hereto, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:

1.Amendment and Restatement of Definition of “Base Prospectus” in the Purchase Agreement.  Effective as of the Amendment Effective Date, Section 1(k) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“(k)“Base Prospectus” means the Company’s final base prospectus, dated February 11, 2019, a preliminary form of which is included in the Registration Statement, including the documents incorporated by reference therein.”

2.Amendment and Restatement of Definition of “Maturity Date” in the Purchase Agreement.  Effective as of the Amendment Effective Date, Section 1(v) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“(v)Maturity Date” means the first day of the month immediately following the fifty-four (54) month anniversary of the Commencement Date.”

3.Amendment and Restatement of Definition of “Registration Statement” in the Purchase Agreement.  Effective as of the Amendment Effective Date, Section 1(dd) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“(dd)“Registration Statement” means, collectively, (i) the effective registration statement on Form S-3 (Commission File No. 333-207670) filed by the Company with the SEC pursuant to the Securities Act for the registration of shares of its Common Stock, including the Warrant Shares, and (ii) the effective registration statement on Form S-3 (Commission File No. 333-229019) filed by the Company with the SEC pursuant to the Securities Act for the registration of shares of its Common Stock, including the Purchase Shares and the Commitment Shares, as each such Registration Statement has been or may be amended and supplemented from time to time, including all documents filed as part thereof or incorporated by reference therein, and including all information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B of the Securities Act, including any comparable successor registration statement filed by the Company with the SEC pursuant to the Securities Act for the registration of shares of its Common Stock, including the Purchase Shares, the Commitment Shares and the Warrant Shares.”

4.Amendment and Restatement of Second Sentence of Section 2(a) of the Purchase Agreement.  Effective as of the Amendment Effective Date, the second sentence of Section 2(a) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“Beginning one (1) Business Day following the Commencement Date, the Company shall have the right, but not the obligation, in its sole and absolute discretion, to direct the Investor, by its delivery to the Investor of a Regular Purchase Notice from time to time, to purchase up to One Hundred and Fifty Thousand (150,000) Purchase Shares (each such purchase a “Regular Purchase”), at the Purchase Price on the Purchase Date (which share amount shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction that occurs on or after the date of this Agreement); and provided, further, that the Investor’s committed obligation under any single Regular Purchase shall not exceed One Million Dollars ($1,000,000), unless the parties mutually agree to increase the dollar amount of any Regular Purchase on any Purchase Date at the applicable Purchase Price.”

5.Deletion of Second Sentence of Section 2(b) of the Purchase Agreement.  Effective as of the Amendment Effective Date, the second sentence of Section 2(b) of the Purchase Agreement is hereby deleted in its entirety.

6.Deletion of Section 2(d) of the Purchase Agreement.  Effective as of the Amendment Effective Date, Section 2(d) of the Purchase Agreement is hereby deleted in its entirety.

7.Amendment and Restatement of Last Paragraph of Section 10 of the Purchase Agreement.  Effective as of the Amendment Effective Date, the last paragraph of Section 10 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“In addition to any other rights and remedies under applicable law and this Agreement, so long as an Event of Default has occurred and is continuing, or if any event which, after notice and/or lapse of time, would become an Event of Default, has occurred and is continuing, the Company shall not deliver to the Investor any Regular Purchase Notice or Accelerated Purchase Notice, and the Investor shall not purchase any shares of Common Stock under this Agreement.”

6.Expense Reimbursement. In consideration for the Investor’s execution and delivery of this Amendment, the Company shall cause to be paid to the Investor, on or prior to the close of business on March 19, 2020, $120,000 (the “Expense Reimbursement”) by wire transfer of immediately available funds to an account designated by the Investor by written notice to the Company on or prior to the date of this Amendment, for reimbursement of the reasonable expenses incurred by the Investor in connection with its commitment hereunder (including, without limitation, the reasonable legal fees and disbursements incurred by the Investor).  For the avoidance of doubt, the full amount of the Expense Reimbursement shall be due and payable to the Investor as of the date of this Amendment, whether or not the any additional Purchase Shares are purchased by the Investor under the Agreement, as amended by this Amendment, from and after the Amendment Effective Date and irrespective of any termination of the Agreement, as amended by this Amendment.

7.No other amendment. Except as expressly set forth above, all other terms and conditions of the Purchase Agreement shall remain in full force and effect, without amendment thereto.

8.Representations and Warranties. Each party hereto represents and warrants as of the date hereof that such party has full power and authority to enter into the Amendment, and that when executed and delivered by such party, and assuming execution and delivery by the other parties, will constitute a legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors’ rights and laws concerning equitable remedies.

9.Entire Agreement. The Purchase Agreement (including the Exhibits and Schedules thereto), as amended by this Amendment, constitutes (along with the documents referred to in the Purchase Agreement) a complete and exclusive statement of the terms of the agreement between the Company and the Investor with respect to its subject matter, and any reference to the Purchase Agreement (including the Exhibits and Schedules thereto) shall be a reference to the Purchase Agreement (including the Exhibits and Schedules thereto) as amended hereby.

10.Governing law. This Amendment shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois.

11.Counterparts. This Amendment may be executed in counterparts, all of which taken together shall constitute one and the same original and binding instrument and shall become effective when all counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officer as of the Amendment Effective Date.

THE COMPANY:

ACHIEVE LIFE SCIENCES, INC.

By:  /s/ John Bencich

Name:  John Bencich

Title:

INVESTOR:

LINCOLN PARK CAPITAL FUND, LLC

BY: LINCOLN PARK CAPITAL, LLC

BY: ALEX NOAH INVESTORS, INC.

By: /s/ Jonathan Cope

Name: Jonathan Cope
Title: President

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